SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 5, 2007

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

1700 Perimeter Park Drive, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 5, 2007, Salix Pharmaceuticals, Ltd. issued a press release announcing the successful completion and outcome of its Phase IIb trial to assess the efficacy and safety of rifaximin in the treatment of patients with diarrhea-associated irritable bowel syndrome (dIBS). A copy of this press release is attached as Exhibit 99.1.

Also, on September 5, 2007, Salix Pharmaceuticals, Ltd. issued a press release announcing the successful completion and outcome of the first of two Phase III registration trials to evaluate the safety and efficacy of the Company’s new granulated mesalamine product currently under development for the indication of maintenance of remission in patients with ulcerative colitis. A copy of this press release is attached as Exhibit 99.2.

In addition, on September 5, 2007, Salix Pharmaceuticals, Ltd. issued a press release announcing that it acquired from Wilmington Pharmaceuticals the exclusive worldwide right to patent-protected metoclopramide-zydis®. A copy of this press release is attached as Exhibit 99.3.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated September 5, 2007 announcing statistically significant improvement in co-primary endpoints in treatment of diarrhea-associated irritable bowel syndrome in Phase IIb study.

99.2	Press release dated September 5, 2007 announcing statistically significant top-line results of a unique granulated mesalamine product registration study in ulcerative colitis.

99.3	Press release dated September 5, 2007 announcing Salix’s acquisition of patent-protected metoclopramide-Zydis®.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.
Date: September 5, 2007
/s/ Adam C. Derbyshire
Adam C. Derbyshire
Senior Vice President and Chief Financial Officer